EXHIBIT 99.1

Limelight Networks(R) Reports Fourth Quarter and Full Year 2012 Financial Results

TEMPE, Ariz., Feb. 19, 2013 (GLOBE NEWSWIRE) -- Limelight Networks, Inc. (Nasdaq:LLNW) ("Limelight"), a global leader in Digital Presence Management, today announced fourth quarter and full year 2012 financial results.

Limelight reported revenue for the fourth quarter of 2012 of $46.5 million and revenue for the full year of $180.2 million.

"In today's global online economy, the imperative for organizations to optimize their Digital Presence is becoming clear," said Bob Lento, Chief Executive Officer. "I am excited to be leading Limelight. I believe there is unlocked potential in our company and opportunity in the market that can help us generate returns for our customers, employees and shareholders. Effectively engaging audiences through the online device of their choice, is now a critical requirement for our customers. Limelight's Orchestrate Digital Presence platform is well positioned to help organizations create, manage, and deliver engaging, personalized content to their global audiences."

Recent Business Highlights

Limelight continues to enhance its position as a leader in the Digital Presence Management marketplace.

  Fourth quarter 2012 value added services were 32% of total revenue and grew 14% year-over-year.
  Limelight received Frost & Sullivan's 2012 Global Product Line Strategy Award in the Online Video Platform market.
  During the fourth quarter of 2012, Limelight appointed Indu Kodukula as Chief Operating Officer and Bob Lento as interim Chief Executive Officer. In January 2013, Mr. Lento became Limelight's full time Chief Executive Officer.
  On February 12, 2013, Limelight announced George Vonderhaar as Chief Sales Officer. The company also recently appointed Jonathan Smith as Managing Director and Vice President of Europe, Middle East and Africa. These recent additions complement the management changes above and, in conjunction with the appointments of a new Chief Marketing Officer and head of Professional Services earlier in 2012, create a management team ready to execute in 2013.

Financial highlights for Limelight's 2012 fourth quarter included:

  Revenue from continuing operations of $46.5 million, up 1% year-over-year from fourth quarter 2011.
  Adjusted EBITDA of $2.4 million.
  Cash flows from operations of $4.5 million.
  Non-GAAP net loss, before share-based compensation, litigation expenses, amortization of intangible assets, acquisition-related expenses, and discontinued operations of $5.6 million or $0.06 cents per basic share.
  GAAP loss from continuing operations was $10.3 million, or $0.10 cents per basic share.
  Capital expenditures were $0.9 million.

Financial highlights for Limelight's full year 2012 included:

  Revenue of $180.2 million from continuing operations, up 5% year-over-year from 2011.
  Adjusted EBITDA of $9.9 million.
  Cash flows from operations of $12.5 million.
  Non-GAAP net loss, before share-based compensation, litigation expenses, amortization of intangible assets, acquisition-related expenses, gain on sale of cost basis investment and discontinued operations of $22.0 million or $0.22 cents per basic share.
  GAAP loss from continuing operations was $30.0 million, or $0.30 cents per basic share.
  Capital expenditures were $18.4 million.
  The Company ended the year with no bank debt and approximately $128 million in cash and cash equivalents and short-term marketable securities.

Stock Buyback Program

During the fourth quarter, the Company repurchased approximately $4.6 million of common stock under the $10 million repurchase plan authorized by the Board of Directors on October 29, 2012. The Board of Directors has authorized the repurchase of a total of $50 million in common stock under three separate repurchase plans, the first of which was authorized in September 2011. Since the inception of the first plan, through the end of the fourth quarter of 2012, the Company has repurchased approximately $44.5 million of common stock.

Financial Tables

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 108,915	$ 120,349
Marketable securities	19,040	19,850
Accounts receivable, net of reserves of $4,070 and $4,391 at December 31, 2012 and December 31, 2011	26,602	28,045
Income taxes receivable	471	31
Deferred income tax	38	62
Prepaid expenses and other current assets	12,308	20,646
Total current assets	167,374	188,983
Property and equipment, net	41,251	56,368
Marketable securities, less current portion	18	51
Deferred income tax, less current portion	2,838	1,177
Goodwill	80,278	80,105
Other intangible assets, net	6,387	9,207
Other assets	6,735	10,454
Total assets	$ 304,881	$ 346,345

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 6,730	$ 6,797
Deferred revenue	6,892	7,287
Capital lease obligation	1,301	1,750
Income taxes payable	519	774
Other current liabilities	14,866	13,195
Total current liabilities	30,308	29,803
Capital lease obligation, less current portion	824	2,124
Deferred income tax	461	580
Deferred revenue, less current portion	797	539
Other long-term liabilities	5,261	4,194
Total liabilities	37,651	37,240
Commitments and contingencies	--	--
Stockholders' equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; 0 shares issued and outstanding	--	--
Common stock, $0.001 par value; 300,000 shares authorized at December 31, 2012 and December 31, 2011; 98,038 and 104,349 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	98	104
Additional paid-in capital	452,258	460,845
Contingent consideration	33	219
Accumulated other comprehensive loss	(709)	(509)
Accumulated deficit	(184,450)	(151,554)
Total stockholders' equity	267,230	309,105
Total liabilities and stockholders' equity	$ 304,881	$ 346,345

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Twelve Months Ended

	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2011	2012	2011

Revenues	$ 46,471	$ 45,001	$ 45,979	$ 42,352	$ 180,236	$ 171,292
Cost of revenue:
Cost of services	21,529	21,313	20,644	20,243	83,723	81,556
Depreciation - network	7,009	6,970	7,022	7,035	27,992	28,030
Total cost of revenue	28,538	28,283	27,666	27,278	111,715	109,586
Gross profit	17,933	16,718	18,313	15,074	68,521	61,706
Operating expenses:
General and administrative *	10,873	8,757	8,640	8,416	36,003	32,138
Sales and marketing *	10,613	11,037	10,178	9,176	45,044	40,081
Research & development *	5,075	4,956	4,592	4,360	20,182	17,146
Depreciation and amortization	1,514	1,481	1,533	1,499	5,843	4,787
Total operating expenses	28,075	26,231	24,943	23,451	107,072	94,152

Operating loss	(10,142)	(9,513)	(6,630)	(8,377)	(38,551)	(32,446)

Other income (expense):
Interest expense	(41)	(40)	(74)	(89)	(177)	(299)
Interest income	79	88	128	186	356	752
Gain on sale of cost basis investment	--	9,420	--	--	9,420	--
Other, net	(20)	(551)	(328)	(18)	(602)	(311)
Total other income (expense)	18	8,917	(274)	79	8,997	142

Loss from continuing operations before income taxes	(10,124)	(596)	(6,904)	(8,298)	(29,554)	(32,304)
Income tax expense (benefit)	167	14	(909)	(1,896)	481	(2,238)

Loss from continuing operations	(10,291)	(610)	(5,995)	(6,402)	(30,035)	(30,066)

Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(1,943)	(218)	(558)	11,420	(2,861)	4,778

Net (loss) income	$ (12,234)	$ (828)	$ (6,553)	$ 5,018	$ (32,896)	$ (25,288)

Net (loss) income per share:
Basic
Continuing operations	$ (0.10)	$ (0.01)	$ (0.06)	$ (0.06)	$ (0.30)	$ (0.28)
Discontinued operations	$ (0.02)	$ --	$ --	$ 0.10	$ (0.02)	$ 0.05
Total	$ (0.12)	$ (0.01)	$ (0.06)	$ 0.04	$ (0.32)	$ (0.23)

Diluted
Continuing operations	$ (0.10)	$ (0.01)	$ (0.06)	$ (0.06)	$ (0.30)	$ (0.28)
Discontinued operations	$ (0.02)	$ --	$ --	$ 0.10	$ (0.02)	$ 0.05
Total	$ (0.12)	$ (0.01)	$ (0.06)	$ 0.04	$ (0.32)	$ (0.23)

Shares used in per share calculations:
Basic	98,765	99,359	106,253	113,662	101,283	109,236
Diluted	98,765	99,359	106,253	113,662	101,283	109,236

* Includes share-based compensation (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended				Twelve Months Ended

	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2011	2012	2011
Supplemental financial data (in thousands):

Share-based compensation:

Cost of revenues	$ 522	$ 604	$ 614	$ 514	$ 2,117	$ 2,419
General and administrative	1,873	1,571	2,000	1,093	6,511	6,132
Sales and marketing	601	836	844	695	3,104	3,776
Research and development	644	652	730	687	2,743	3,554

Total share-based compensation	$ 3,640	$ 3,663	$ 4,188	$ 2,989	$ 14,475	$ 15,881

Depreciation and amortization:

Network-related depreciation	$ 7,009	$ 6,970	$ 7,022	$ 7,035	$ 27,992	$ 28,030
Other depreciation and amortization	787	760	714	725	2,972	2,437
Amortization of intangible assets	727	721	819	774	2,871	2,350

Total depreciation and amortization	$ 8,523	$ 8,451	$ 8,555	$ 8,534	$ 33,835	$ 32,817

Net (decrease) increase in cash, cash equivalents and marketable securities:	$ (2,012)	$ 5,340	$ (17,545)	$ 44,248	$ (12,277)	$ 73,277

End of period statistics:

Approximate number of active customers	1,451	1,493	1,565	1,602	1,451	1,565

Number of employees	511	517	482	473	511	482

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended				Twelve Months Ended

	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2011	2012	2011

Cash flows from operating activities:
Net (loss) income	$ (12,234)	$ (828)	$ (6,553)	$ 5,018	$ (32,896)	$ (25,288)
(Loss) income from discontinued operations	(1,943)	(218)	(558)	11,420	(2,861)	4,778
Net loss from continuing operations	(10,291)	(610)	(5,995)	(6,402)	(30,035)	(30,066)

Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	8,523	8,451	8,555	8,534	33,835	32,817
Share-based compensation	3,640	3,663	4,188	2,989	14,475	15,881
Deferred income taxes	261	(125)	(183)	43	(38)	(214)
(Gain) loss on foreign currency transactions	--	--	(18)	--	--	(18)
Loss on sale of property and equipment	70	6	--	--	89	--
Accounts receivable charges	905	221	262	298	2,010	1,181
Accretion of marketable securities	107	123	27	(81)	472	(63)
Non cash tax benefit associated with sale of discontinued operations	--	--	(407)	(2,165)	--	(2,572)
Non cash increase in cost basis investment	--	--	(359)	(397)	(528)	(1,038)
Gain on sale of cost basis investment	--	(9,420)	--	--	(9,420)	--
Changes in operating assets and liabilities:
Accounts receivable	901	(446)	(379)	(1,623)	(567)	5
Prepaid expenses and other current assets	(76)	1,534	1,102	(1,028)	2,910	(582)
Income taxes receivable	(47)	(135)	452	(106)	(440)	184
Other assets	(72)	580	(296)	370	(1,626)	(3,859)
Accounts payable	265	2,176	(4,815)	2,666	2,419	(2,491)
Deferred revenue	(544)	142	1,540	45	(137)	(1,021)
Other current liabilities	1,040	(732)	754	(1,467)	17	(3,236)
Income taxes payable	(55)	(22)	(1,045)	(573)	(255)	(1,357)
Other long term liabilities	(119)	(72)	341	549	(649)	1,344
Net cash provided by operating activities of continuing operations	4,508	5,334	3,724	1,652	12,532	4,895

Cash flows from investing activities:
Purchase of marketable securities	--	(3,098)	(7,396)	(9,688)	(27,280)	(22,712)
Maturities of marketable securities	8,340	5,103	1,412	2,350	27,625	14,932
Purchases of property and equipment	(916)	(7,362)	(3,491)	(7,529)	(18,390)	(30,363)
Acquisition of businesses, net of cash acquired	--	--	--	133	--	(7,360)
Proceeds from sale of cost basis investment	--	10,154	--	--	10,154	--
Proceeds from sale of discontinued operations	224	367	--	61,000	7,441	61,000
Net cash provided by (used in) investing activities of continuing operations	7,648	5,164	(9,475)	46,266	(450)	15,497

Cash flows from financing activities:
Payments on capital lease obligations	(427)	(441)	(402)	(352)	(1,749)	(1,384)
Payment of employee tax withholdings related to restricted stock	(81)	(83)	(133)	(113)	(682)	(1,196)
Cash paid for purchase of common stock	(4,578)	(3,171)	(15,164)	(9,210)	(20,851)	(24,373)
Proceeds from exercise of stock options	34	30	109	136	189	733
Proceeds from secondary public offering, net	--	--	--	(48)	--	77,049
Net cash (used in) provided by financing activities of continuing operations	(5,052)	(3,665)	(15,590)	(9,587)	(23,093)	50,829
Effect of exchange rate changes on cash and cash equivalents	(508)	606	447	(420)	(274)	351

Cash flows from discontinued operations:
Cash used in operating activities of discontinued operations	(149)	--	(2,597)	(899)	(149)	(5,400)
Cash used in investing activities of discontinued operations	--	--	--	(143)	--	(684)
Net cash used in discontinued operations	(149)	--	(2,597)	(1,042)	(149)	(6,084)
Net increase (decrease) in cash and cash equivalents	6,447	7,439	(23,491)	36,869	(11,434)	65,488
Cash and cash equivalents, beginning of period	102,468	95,029	143,840	106,971	120,349	54,861
Cash and cash equivalents, end of period	$ 108,915	$ 102,468	$ 120,349	$ 143,840	$ 108,915	$ 120,349

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use Non-GAAP net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to illustrate the impact of the effects of share-based compensation, litigation expenses, amortization of intangibles, acquisition related expenses, gain on sale of cost basis investment and discontinued operations. We define EBITDA as GAAP net income (loss) before interest income, interest expense, gain on sale of cost basis investment, other income and expense, provision for income taxes, depreciation and amortization, and discontinued operations. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for operational expenses that we do not consider reflective of our ongoing operations. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors' use of operating performance comparisons from period to period. In addition, it should be noted that our performance-based executive officer bonus structure is tied closely to our performance as measured in part by certain non-GAAP financial measures.

The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under United States generally accepted accounting principles, or United States GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with United States GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with United States GAAP. Some of these limitations include, but are not limited to:

  EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

  they do not reflect changes in, or cash requirements for, our working capital needs;

  they do not reflect the cash requirements necessary for litigation costs;

  they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

  they do not reflect income taxes or the cash requirements for any tax payments;

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

  while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

  other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP net income (loss) and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

LIMELIGHT NETWORKS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited)

	Three Months Ended				Twelve Months Ended

	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2011	2012	2011

GAAP net (loss) income	$ (12,234)	$ (828)	$ (6,553)	$ 5,018	$ (32,896)	$ (25,288)

Share-based compensation	3,640	3,663	4,188	2,989	14,475	15,881
Litigation defense expenses	361	148	301	463	527	1,376
Acquisition related expenses	(17)	48	117	(41)	(388)	776
Amortization of intangible assets	727	721	819	774	2,871	2,350
Gain on sale of cost basis investment	--	(9,420)	--	--	(9,420)	--
Loss (income) from discontinued operations	1,943	218	558	(11,420)	2,861	(4,778)

Non-GAAP net loss	$ (5,580)	$ (5,450)	$ (570)	$ (2,217)	$ (21,970)	$ (9,683)

LIMELIGHT NETWORKS, INC.
Reconciliation of GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended				Twelve Months Ended

	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2011	2012	2011

GAAP net (loss) income	$ (12,234)	$ (828)	$ (6,553)	$ 5,018	$ (32,896)	$ (25,288)

Depreciation and amortization	8,523	8,451	8,555	8,534	33,835	32,817
Interest expense	41	40	74	89	177	299
Gain on sale of cost basis investment	--	(9,420)	--	--	(9,420)	--
Interest and other (income) expense	(59)	463	200	(168)	246	(441)
Income tax expense (benefit)	167	14	(909)	(1,896)	481	(2,238)
Loss (income) from discontinued operations	1,943	218	558	(11,420)	2,861	(4,778)

EBITDA	(1,619)	(1,062)	1,925	157	(4,716)	371

Share-based compensation	3,640	3,663	4,188	2,989	14,475	15,881
Litigation defense expenses	361	148	301	463	527	1,376
Acquisition related expenses	(17)	48	117	(41)	(388)	776

Adjusted EBITDA	$ 2,365	$ 2,797	$ 6,531	$ 3,568	$ 9,898	$ 18,404

Conference Call

At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Company's website.

Safe-Harbor Statement

This press release contains forward-looking statements concerning, among other things, the outlook for the Company's revenues, net loss and stock-based compensation expenses, customer growth, market growth, pricing pressures, expansion into additional market segments, product and services improvements, the integration of acquired businesses and litigation and acquisition related expenses. Forward-looking statements represent the current judgment and expectations of Limelight Networks and are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks and uncertainties discussed in the Company's Annual Report on Form 10K and other filings with the Securities and Exchange Commission and the final review of the results and amendments and preparation of quarterly or annual financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

About Limelight Networks, Inc.

Limelight Networks, Inc. (Nasdaq:LLNW) is a global leader in Digital Presence Management. Limelight's Orchestrate Digital Presence Platform is an integrated suite of cloud-based Software as a Service (SaaS) applications, which allows organizations to optimize all aspects of their online digital presence across web, mobile, social, and large screen channels. Orchestrate leverages Limelight's scalable, high-performance global network to offer advanced features for: web content management; website personalization; content targeting; online video publishing; mobile enablement and monetization; content delivery; transcoding; and cloud storage – combined with social media integration and powerful analytics. Limelight's team of digital presence experts helps organizations streamline processes and optimize business results across all customer interaction channels to deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance their customer relationships – all while reducing costs. For more information, please visit www.limelight.com, and be sure to follow us on Twitter at www.twitter.com/llnw.

Copyright (C) 2013 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT: Gillian Reckler
         602-753-6965
         ir@llnw.com

         Amber Winans
         510-984-1526
         bhavacom.com